Exhibit 10.5

EXECUTION COPY

NOTICE: The submission and/or negotiation of this document shall not be construed as an offer to lease or otherwise grant an interest in the Premises. The provisions of this lease shall not be binding upon the parties named herein unless and until an agreement is fully executed and unconditionally delivered by Landlord to Tenant.

OFFICE LEASE

between

ANTARES STAMFORD LANDING LP

(Landlord)

and

GREEN EARTH TECHNOLOGIES, INC.

(Tenant)

3 STAMFORD LANDING
STAMFORD, CONNECTICUT

TABLE OF CONTENTS

OFFICE LEASE

Article	Title	Page

1	Definitions	1

2	Premises	3

3	Term	4

4	Rental	4

5	Security Deposit	9

6	Use of Premises	9

7	Utilities and Services	11

8	Maintenance and Repairs	13

9	Alterations, Additions and Improvements	13

10	Indemnification and Insurance	15

11	Damage or Destruction	16

12	Condemnation	18

13	Relocation	18

14	Assignment and Subletting	18

15	Default and Remedies	20

16	Attorneys’ Fees; Costs of Suits	23

17	Subordination and Attornment	23

18	Quiet Enjoyment	25

19	Rules and Regulations	25

20	Estoppel Certificates	25

21	Entry by Landlord	25

i

22	Landlord’s Lease Undertakings-Exculpation from Personal Liability; Transfer of Landlord’s Interest	26

23	Holdover Tenancy	26

24	Notices	27

25	Brokers	27

26	Miscellaneous	27

EXHIBITS

Exhibit A	The Property

Exhibit B	Floor Plan

Exhibit C	Intentionally Omitted

Exhibit D	Landlord’s Work

Exhibit E	Cleaning Specifications

Exhibit F	Rules and Regulations

Exhibit G	Intentionally Omitted

Exhibit H	Moving Procedures and Instructions to Moving Contractors

ii

OFFICE LEASE

          THIS OFFICE LEASE (“Lease”), dated as of March ___ 2008, is made and entered into by and between ANTARES STAMFORD LANDING LP, a Delaware limited partnership (together with its successors and/or assigns, the “Landlord”), and GREEN EARTH TECHNOLOGIES, INC, a Delaware corporation (the “Tenant”), upon the following terms and conditions:

ARTICLE I - DEFINITIONS

          Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein:

          (a)     Additional Rent. The term “Additional Rent” shall mean all sums as shall become due and payable by Tenant under this Lease, other than the Base Rent, including, but not limited to, the payments due under Article IV. Except as otherwise expressly provided herein to the contrary, all items of Additional Rent shall be payable within thirty (30) days after written demand therefore.

          (b)     Base Rent. The “Base Rent” shall mean the following:

Lease Months	Base Rent Per Year	Base Rent Per Month	Base Rent per Rentable Square Foot
4 through 12	$175,456.00	$14,621.33	$32.00
13 through 26	$180,939.00	$15,078.25	$33.00

          (c)     Broker(s). The term “Broker(s)” shall mean Antares Real Estate Services, LLC.

          (d)     Business Day. The term “Business Day” shall mean all days, except Saturdays, Sundays and Holidays.

          (e)     Business Hours. The term “Business Hours” shall mean the hours of 8:00 A.M. to 6:00 P.M., Monday through Friday (federal and Holiday excepted). “Holidays” are defined as the following: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

          (f)     Commencement Date. April 1, 2008.

          (g)     Expiration Date. The term “Expiration Date” shall mean April 30, 2010.

          (h)     Interest Rate. The term “Interest Rate” shall mean a rate equal to the greater of (i) twelve percent (12%) per annum, or (ii) the then existing prime rate announced by Citibank (or its successor) plus four percent (4.0%); provided, however, in no event shall the Interest Rate exceed the highest rate permitted by Applicable Laws.

          (i)     Landlord’s Address For Notices. The term “Landlord’s Address for Notices” shall mean Antares Stamford Landing LP, c/o Antares Investment Partners, 333 Ludlow Street, Stamford, Connecticut 06902.

          (j)     Landlord’s Work. The term “Landlord’s Work” shall mean the work to be performed by Landlord in accordance with Exhibit D.

          (k)    Lease Month. The term “Lease Month” shall mean each of the calendar months during each Lease Year.

          (l)     Lease Term. The term “Lease Term” shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated as otherwise provided in this Lease.

          (m)   Lease Year. The term “Lease Year” shall mean that period of twelve (12) consecutive calendar months beginning on the Commencement Date. If the Commencement Date occurs on a date other than the first day of a calendar month, “Lease Year” shall mean that period of twelve (12) consecutive calendar months beginning on the first day of the first full calendar month immediately following the Commencement Date and each twelve (12) calendar month period thereafter during the Term, and shall include the period of time between the Commencement Date and such first day of the first full calendar month following the Commencement Date. In the event that the Commencement Date is other than the first day of a calendar month, the Base Rent, payable during the first “Lease Year”, shall be adjusted to take into account the period of occupancy that exceeded a full calendar year.

          (n)    Premises. The term “Premises” shall mean a portion of floor P-2 of the Building as shown on the drawing attached hereto as Exhibit B and incorporated herein by reference. As used herein, “Premises” shall not include any storage area in the Building, which shall be leased or rented pursuant to separate agreement.

          (o)    Property. The term “Property” shall mean the office building located at 46 Southfield Avenue, Stamford Landing, Stamford, Connecticut, as more particularly identified in Exhibit A, together with any related land, improvements, parking Parking Areas and facilities, common areas, driveways, sidewalks and landscaping (the “Building”).

          (p)    Rent. The term “Rent” shall mean Base Rent and Additional Rent.

          (q)    Rent Commencement Date. The term “Rent Commencement Date” shall mean July 1, 2008.

          (r)     Rentable Area of the Premises. The term “Rentable Area of the Premises” shall mean approximately 5,483 rentable square feet, which Landlord and Tenant have stipulated as the Rentable Area of the Premises.

          (s)    Security Deposit. The term “Security Deposit” shall mean $20,000.00 payable in accordance with Article V.

          (t)     Tenant’s Address for Notices. The term “Tenant’s Address for Notices” shall mean: (a) from Lease execution to the date of Tenant’s occupancy of the Premises, 617 South Middleton Avenue, Paltine, Illinois 60067; and (b) from the date of Tenant’s occupancy of the Premises throughout the Term, 600 Summer Street, Stamford, Connecticut 06902, with a copy in each case to Burke, Warren, Mackay & Serritella, P.C., 22nd Floor, 330 N. Wabash Ave., Chicago, Illinois 60611, Attention: John J. Kobus, Jr., Esq.

          (u)     Tenant’s Percentage Share. The term “Tenant’s Percentage Share” shall mean 9.48% with respect to increases in Property Taxes and Operating Expenses (as such terms are hereinafter defined). As of the date hereof, the Building consists of 57,851 rentable square feet. Landlord may reasonably re-determine Tenant’s Percentage Share from time to time to reflect reconfigurations, additions or modifications to the Building; provided, however, Landlord shall deliver written notice to Tenant of any such re-determination.

          (v)     Tenant’s Permitted Use. The term “Tenant’s Permitted Use” shall mean executive and general office uses, administrative and support facilities reasonably related thereto.

ARTICLE II - PREMISES

          2.01   Lease of Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease.

          2.02   Acceptance of Premises. On the Commencement Date, the Premises shall be delivered to Tenant vacant, broom clean and in the same condition shown to Tenant, reasonable wear and tear excepted. Except as otherwise provided herein, Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises the Building or the Property or with respect to the suitability or fitness of any of them for the conduct of Tenant’s Permitted Use or for any other purpose. Prior to Tenant’s taking possession of the Premises, Landlord or its designee and Tenant will walk the Premises for the purpose of reviewing the condition of the Premises (and the condition of completion and workmanship of any tenant improvements which Landlord is required to construct in the Premises pursuant to this Lease). Except for the performance of the Landlord’s Work and Landlord’s obligation to pay the Improvement Allowance in accordance with Exhibit C, Tenant agrees to accept the Premises in its “As Is” condition, said physical condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements (or to provide any allowance for same). Notwithstanding the foregoing, Landlord represents and warrants that the common areas of the Building comply with the Americans with Disabilities Act of 1990. During the Lease Term, Landlord shall comply with all Applicable Laws affecting the Premises and the Property, in all material respects, except to the extent of Tenant’s obligations hereunder.

          2.03   Parking.

                    (A)     Landlord hereby grants to Tenant and persons designated by Tenant a license, at no additional charge to use up to twenty-five (25) parking spaces in the parking area serving the Building (the “Parking Area”). This license shall commence on the Commencement Date and shall continue until the earlier to occur of the Expiration Date termination of the Lease (the “License Term”).

                    (B)     Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Area. Landlord reserves the right to adopt, modify and enforce reasonable rules and regulations, governing the use of the Parking

Area from time to time, including any key-card, sticker or other identification or entrance system, and hours of operation, provided Landlord shall provide written notice to Tenant of the foregoing. Landlord may refuse to permit any person who violates such Rules to park in the Parking Area, and any violation of the rules shall subject the car to removal from the Parking Area. Tenant shall not permit its employees and invitees to park cars overnight in the Parking Area except in the case of customary business travel.

                    (C)     The parking spaces hereunder shall be provided on an unreserved “first-come, first-served” basis. Tenant acknowledges that Landlord has or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord. In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable. Landlord shall have no liability whatsoever for any damage to property or any other items located in the Parking Area, nor for any personal injuries or death arising out of any matter relating to the Parking Area, except to the extent that any of the foregoing shall arise as a result of the gross negligence or willful misconduct of Landlord and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Area. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties (any such assignment or reservation shall not reduce the number of parking spaces reserved for Tenant in Section 2.03(A)), and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved spaces. Landlord also reserves the right to close all or any portion of the Parking Area in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Area, provided Landlord shall provide reasonable access to the Building and provide adequate alternative parking during any such event, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord’s reasonable control.

ARTICLE III - TERM

          3.01   Except as otherwise provided in this Lease, the Lease Term shall be the period commencing on the Commencement Date and ending on the Expiration Date; provided, however, that, if, for any reason, Landlord is unable to deliver possession of the Premises on the Commencement Date, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be the date that possession of the Premises is so tendered to Tenant (except for Tenant-caused delays which shall not be deemed to delay commencement of the Lease Term), and the Expiration Date shall be extended by an equal number of days. Notwithstanding the foregoing, upon five (5) Business Days’ prior written notice to Landlord, Tenant may access the Premises up to five (5) Business Days prior to the Commencement Date for the purposes of moving in and preparing the Premises for the conduct of Tenant’s business so long as the insurance coverage required by Article X shall be in full force and effect.

          3.02   Following the Commencement Date, at the request of Landlord, Tenant shall execute and deliver a written agreement, substantially in the form of Exhibit G, confirming the Commencement Date, Rent Commencement Date and Expiration Date.

ARTICLE IV - RENT

          4.01   Base Rent. Commencing on the Rent Commencement Date and until the Expiration Date, Tenant shall pay to Landlord as rental for the Premises the Base Rent.

          4.02   Additional Rent. In addition to the Base Rent, beginning on the Rent Commencement Date, until the Expiration Date, Tenant shall pay to Landlord the Additional Rent. The Base Rent and Additional Rent are referred to herein, collectively, as the “Rent”. Notwithstanding the foregoing, the Electrical Factor, as defined in Section 7.01(E), shall be payable as of the Commencement Date.

          4.03   Definitions. As used herein,

                    (A)     “Base Operating Year” shall mean the period commencing January 1, 2008, and ending December 31, 2008.

                    (B)     “Operating Year” shall mean each subsequent twelve (12) month period following the Base Operating Year.

                    (C)     “Base Tax Year” shall mean the period commencing July 1, 2007, and ending June 30, 2008.

                    (D)     “Tax Year” shall mean each subsequent twelve (12) month period following the Base Tax Year.

                    (E)     “Property Taxes” shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord’s gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Property, or any part thereof. Property Taxes shall also include all fees and costs, including reasonable attorneys’ fees, appraisals and consultants’ fees, incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Property Taxes, regardless of whether any reduction or limitation is obtained provided Landlord had a reasonable basis to seek such reduction or limitation. Property Taxes for any calendar year shall be Property Taxes which are due for payment or paid in such year, rather than Property Taxes which are assessed or become a lien during such year. Property Taxes shall include any tax, assessment, levy, imposition or charge imposed upon Landlord and measured by or based in whole or in part upon the Property or the rents or other income from the Property, to the extent that such items would be payable if the Property was the only property of Landlord subject to same and the income received by Landlord from the Property was the only income of Landlord. Property Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the Property. Property Taxes shall not include any penalties, interest, late payments or the like resulting from Landlord’s late payment of Property Taxes. In the event any special assessments are assessed and payable, such assessments shall be paid by Landlord over the longest period of time permitted by Applicable Laws.

                    (F)     “Operating Expenses” shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Property and the Building including without limitation: (i) costs of supplies, including, but not limited to, the cost of relamping all Building standard lighting as the same may be required from time to time; (ii) costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources, including any taxes thereon; (iii)

costs of water and sanitary and storm drainage services; (iv) costs of janitorial and security services; (v) costs of general maintenance and repairs, including costs under HVAC, the intrabuilding network cable and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools used in connection with operating the Building and the parking facilities; (vi) costs of maintenance and replacement of landscaping; (vii) insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance and any other insurance carried by Landlord on the Building, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine); (viii) labor costs, including wages and other payments, costs to Landlord of worker’s compensation and disability insurance, payroll taxes, employment taxes, general welfare benefits, pension payments, medical and surgical benefits, fringe benefits up to the level of Building manager, and all legal fees and other costs or expenses incurred in resolving any labor dispute; (ix) professional building management fees required for management of the Building; (x) legal, accounting inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course of operating the Building or in connection with making the computations required hereunder or in any audit of operations of the Building; (xi) the costs of capital improvements or structural repairs or replacements made in or to the Building in order to conform to changes, subsequent to the date of this Lease, in any applicable Laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein “Required Capital Improvements”) or the costs incurred by Landlord to install a new or replacement capital item for the purpose of stabilizing or reducing Operating Expenses (herein “Cost Savings Improvements”); (xii) any costs or expenses associated with the operation and maintenance of any cafeteria, exercise facility, or conference facility within the Complex (provided that no such facilities shall be required to be provided); and (xiii) any costs or expenses associated with the operation and maintenance of a marina facility at the Complex on a first-come first served basis at established rates (provided that no such marina facility shall be required to be provided. The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord). All costs so amortized shall bear interest on the amortized balance at the rate of twelve percent (12%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements.

                    (G)     Excluded from Operating Expenses shall be the following: (a) interest on and amortization of debts; (b) brokerage commissions (whether for sale, leasing or financing), and advertising expenses for procuring new tenants of the Building; (c) financing and refinancing costs; (d) taxes; (e) leasehold improvements or services made exclusively for one or more particular tenant(s) of the Building (which do not benefit or are not made available to the Tenant); (f) the cost of any item included in Operating Expenses to the extent that such cost is reimbursed by a warranty, guaranty, service contract, an insurance company (except as a reimbursement of Operating Expenses), but if at the time Operating Expenses are determined for a particular year such reimbursement has not been made, such expenses may be included in Operating Expenses and an adjustment shall be made when and if such reimbursement is actually received; (g) ground rent, or any other rent payments under any superior lease of the Building; (h) expenses incurred in the sale, transfer, or other disposition of any of the Building, or any interest therein; (i) legal fees and court costs relating to acquisition, financing, refinancing and sale of the Building, or any interest therein, or related to disputes with other tenants or other occupants of the Building, or associated with the preparation, negotiation or enforcement of any leases; (j) administrative salaries, benefits and other compensation or Landlord’s or its agents’ employees above the grade of

Building manager, (k) costs of additional or extra services furnished to other tenants for which Landlord is separately reimbursed; (l) depreciation and amortization of Landlord’s acquisition cost of the Building; (m) the cost of any work performed or service provided to the extent the fees charged or other compensation received would result in a duplicative recovery by the Landlord.

          4.04   Payment of Property Taxes and Operating Expense; Adjustment; Estimates. Tenant shall pay as Additional Rent: (i) Tenant’s Percentage Share of the dollar increase, if any, in Property Taxes in each Tax Year over Property Taxes for the Base Tax Year; and (ii) Tenant’s Percentage Share of the dollar increase, if any, in any category of Operating Expenses paid or incurred by Landlord during each Operating Year over the respective category of Operating Expenses paid or incurred by Landlord during the Base Operating Year (the “Tax and Operating Expense Adjustment”). A decrease in Property Taxes or Operating Expenses below the Base Tax Year or Base Operating Year amounts, if any, shall not decrease the amount of the Additional Rent due hereunder or give rise to a credit in favor of Tenant. The Tax and Operating Expense Adjustment specified in Section 4.04(A) shall be determined and paid as follows:

                    (A)     During each calendar year subsequent to the Base Tax Year and Base Operating Year, Landlord shall give Tenant written notice of its estimate of any increased amounts payable under Section 4.04(A) for that calendar year. On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

                    (B)     After the close of each calendar year, Landlord shall deliver to Tenant a statement of that year’s Property Taxes and Operating Expenses, and the actual Tax and Operating Expense Adjustment to be made pursuant to Section 4.04(A) for such calendar year, as determined by Landlord (the “Landlord’s Statement”) and such Landlord’s Statement shall be binding upon Tenant, except as provided in Section 4.05. If the amount of the actual Tax and Operating Expense Adjustment is more than the estimated payments for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after receipt of Landlord’s Statement. If the amount of the actual Tax and Operating Expense Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess shall be paid to Tenant concurrent with Landlord’s delivery of such Landlord’s Statement. No delay in providing the statement described in this subparagraph (B) shall act as a waiver of Landlord’s right to payment under Section 4.04(A) above.

                    (C)     If this Lease shall terminate or expire on a day other than the end of a calendar year, the amount of the Tax and Operating Expense Adjustment to be paid pursuant to Section 4.04(A) that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to three hundred sixty five (365). The termination or expiration of this Lease shall not affect the obligations of Landlord and Tenant under this Section 4.04.

                    (D)     If the Building does not have at least ninety percent (90%) occupancy during any Operating Year including the Base Operating Year, then Operating Expenses and Property Taxes shall be adjusted for such period to reflect ninety percent (90%) occupancy.

                    (E)     Any “Property Taxes” or similar charges to be passed through to Tenant under the Lease shall exclude all franchise, income, profit, sales, conveyance, death, inheritance, succession, transfer or other non-real estate taxes, as well as any Property Taxes not fairly allocable to any relevant base period and/or the Term. In the event Landlord receives any refunds or abatements of Property Taxes during any periods for which Tenant has made Additional Rent payments therefore, Landlord shall promptly so notify Tenant and Tenant shall promptly receive Tenant’s Percentage Share of such refunds or abatements in the form of reimbursement(s) or Additional Rent credit(s).

          4.05   Payment. Concurrently with the execution hereof, Tenant shall pay Landlord Base Rent for the first calendar month of the Lease Term. Thereafter the Base Rent (and all Additional Rent under this Article IV (other than the Additional Rent under Section 4.04(B)), shall be payable in advance on the first day of each calendar month to the office of Landlord c/o Antares Investment Partners, 333 Ludlow Street, Stamford, Connecticut 06902 or any other address Landlord shall designate in writing. If the Rent Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. Except as otherwise expressly provided herein, Base Rent and Additional Rent, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord’s address set forth in this Lease, or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant.

          4.06   Late Charge; Interest. Tenant acknowledges that the late payment of Base Rent, Additional Rent, or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rental to the same extent as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before five (5) days after the date the payment is due, Tenant shall pay to Landlord, as Additional Rent, (a) a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs; and (b) interest on the delinquent amounts at the Interest Rate from the date due to the date paid.

          4.07   Tenant’s Audit. Provided Tenant has timely paid the amount set forth in Landlord’s Statement, then for a period of twelve (12) months after Tenant’s receipt of such statement, Tenant shall have the right, at Tenant’s cost, during regular business hours and after giving Landlord at least ten (10) days’ advance written notice, to complete an inspection or audit, or cause an independent certified public accountant who meets the criteria set forth below to complete an inspection or audit, of Landlord’s books and records relating to Operating Expenses or Property Taxes for the immediately preceding calendar year. Such inspection or audit (hereinafter referred to a “Tenant’s Audit”) shall take place at a mutually convenient date and time at Landlord’s office. The person performing Tenant’s Audit shall be an independent certified public accountant, and Tenant shall furnish proof in advance of Tenant’s Audit that the person conducting same satisfies the foregoing criteria. Notwithstanding anything contained herein, Tenant’s Audit may not commence until Tenant and the person conducting Tenant’s Audit execute a confidentiality agreement, which shall be prepared by Landlord and be reasonably acceptable to the parties thereto, which shall provide any information obtained by Tenant and such person as a result of Tenant’s Audit shall be treated as confidential, except in any litigation or proceeding between the parties, and except further that Tenant or such person may disclose such information to any governmental agency pursuant to any subpoena or judicial process. Tenant shall furnish to Landlord a reasonably detailed report of the results of Tenant’s Audit within thirty (30) days after such audit is completed. If Landlord disagrees with the results of Tenant’s Audit then, at Landlord’s option, such disagreement shall be resolved by an independent, third-party certified public account jointly selected by Landlord and Tenant (whose fees shall be shared equally by Landlord and Tenant) who shall conduct an audit of such books and records and whose determination of Operating Expenses and Property Taxes shall be final and conclusive (the “Final Audit”). If the amounts paid by Tenant to Landlord on account of Operating Expenses and Property Taxes exceed the amounts to which Landlord is entitled hereunder (the “Excess Amount”), Landlord shall, at Landlord’s option, either credit the Excess Amount toward Tenant’s next monthly payment(s) of Rent due hereunder, or promptly refund the Excess Amount to Tenant. If Tenant’s actual liability exceeds the amounts paid by Tenant to Landlord on account of Operating Expenses and Property Taxes, then Tenant shall pay the deficiency, as Additional Rent, together with the delivery to Landlord of the detailed report of Tenant’s Audit. If Tenant does not timely notify Landlord in writing of any objection to any Annual Operating Charges Statement or Annual Tax Statement and thereafter complete Tenant’s Audit within one (1) year after receipt of Landlord’s Statement, then Tenant shall be deemed to have waived any and all objections it may have with respect to Operating Expenses and Property Taxes for such calendar year or the Landlord’s Statement pertaining thereto. In the event that Tenant’s Audit reveals that any Excess Amount applicable to Operating Expenses and Property Taxes is equal to, or greater than, five percent (5.00%) of the amount paid by Tenant to Landlord on account of Operating Expenses and Property Taxes, respectively, then Landlord shall, at Landlord’s option, either reimburse Tenant for Tenant’s reasonable cost of performing the Tenant’s Audit and the Final Audit or credit such reasonable costs against the next monthly payment(s) of Rent due under this Lease; otherwise Tenant shall perform the Tenant’s Audit at its sole cost and expense and Landlord and Tenant shall share equally in the costs of performing the Final Audit.

ARTICLE V - SECURITY DEPOSIT

          5.01     Security Deposit. Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Section 1.12. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. If Tenant shall default beyond the expiration of any applicable notice and cure period with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to pay Landlord for any damages which Landlord is entitled to recover under this Lease. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, promptly after written demand, deliver to Landlord an amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord shall not be required to hold the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration of the Lease Term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure any default, shall be returned to Tenant.

ARTICLE VI - USE OF PREMISES

          6.01     Tenant’s Permitted Use. Tenant shall use the Premises only for Tenant’s Permitted Use as set forth in Section 1.13 and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant’s Permitted Use.

          6.02     Compliance With Laws and Other Requirements.

                      (A)     Tenant shall comply in all material respects with all applicable laws, codes, statutes, ordinances, guidelines, rules and regulations of any governmental authority having jurisdiction over the Premises (collectively “Applicable Laws relating to Tenant’s business in the Premises (and to any Alterations made by Tenant to the Premises). Except as immediately set forth above, Landlord, at its sole cost and expense, shall comply with all Applicable Laws relating to the Premises, the Building and the Property including, without limitation, building, health, disability, the Americans with Disabilities Act and fire code requirements, provided that such expense shall be subject to inclusion as an Operating Expense in accordance with Section 4.03(D).

                      (B)     Subject to Section 6.01 hereof, Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Property or the Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Property and/or the Premises, or increases the cost of such policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Property or its equipment, facilities or systems; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Property; or (f) violates the Rules and Regulations described in Article XIX.

          6.03     Hazardous Materials.

                      (A)     No Hazardous Materials shall be Handled (as hereinafter defined) upon, about, above or beneath the Premises or any portion of the Property by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees in violation of Environmental Laws (as hereinafter defined). Any such Hazardous Materials so Handled shall be known as Tenant’s Hazardous Materials. Notwithstanding the foregoing, normal quantities of Tenant’s Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be Handled at the Premises without Landlord’s prior written consent. Tenant’s Hazardous Materials shall be Handled at all times in compliance with the manufacturer’s instructions therefor and all applicable Environmental Laws.

                      (B)     Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, in the event of a violation of Environmental Laws at the Premises, Tenant shall, at its sole cost and expense, promptly take all actions required by any Regulatory Authority, as defined herein, which requirements arise exclusively from the Handling of Tenant’s Hazardous Materials upon, about, above or beneath the Premises or any portion of the Property in violation of Environmental Laws.

                      (D)     “Environmental Laws” means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning Hazardous Materials.

                      (E)     “Hazardous Materials” means: (a) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB’s); (iv) containing asbestos; (v) containing radon; (vi)which is radioactive; or (vii) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined, or become defined by Environmental Laws; or (c) materials which cause a nuisance upon or waste to the Premises or any portion of the Property.

                      (F)     “Handle,” “Handled,” or “Handling,” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

                      (G)     “Regulatory Authority” shall mean any federal, state or local governmental agency, commission, board or political subdivision.

ARTICLE VII - UTILITIES AND SERVICES

          7.01     Building Services. Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein:

                      (A)     Non-attended automatic elevator service (if the Building has such equipment serving the Premises), in common with Landlord and other tenants and occupants and their agents and invitees on a seven (7) day per week, twenty-four (24) hours per day basis;

                      (B)     During Business Hours, such air conditioning, heating and ventilation (“HVAC”) as, in Landlord’s reasonable judgment, are required for the comfortable use and occupancy of the Premises reasonably consistent with practices of owners of Class A office buildings in Stamford, Connecticut.

                                (i)      Anything in this Section 7.01 to the contrary notwithstanding, Landlord shall not be responsible if the normal operation of the HVAC system serving the Building (the “HVAC System”) shall fail to provide cooled or heated air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Premises, by reason of any of the following: (i) the occupancy of the Premises, or any portion thereof, in excess of one (1) person per two hundred (200) square feet of usable space; (ii) if any machinery or equipment installed by or on behalf of Tenant, or any person claiming through or under Tenant, shall have an electrical load in excess of the Electrical Load; (iii) any Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant; or (iv) the use of the Premises for any reason other than Tenant’s Permitted Use. Tenant at all times shall cooperate fully with Landlord and shall abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC System. Tenant shall be solely responsible for providing, at its sole expense, any supplemental HVAC systems which may be required if the normal operation of the HVAC System shall fail to provide cooled or heated air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Premises by reason of clauses (i), (ii), (iii) or (iv) above.

                                (ii)     Landlord shall not be required to furnish HVAC during periods other than during Business Hours (“Overtime HVAC”), unless Landlord has received advance notice from Tenant requesting Overtime HVAC not less than twelve (12) hours prior to the time when such Overtime HVAC shall be required. Tenant shall pay Landlord a fee for Overtime HVAC at the established Building rates set by Landlord from time to time. Such fee shall be payable within upon demand by Landlord, shall constitute Additional Rent and shall not be deemed an Operating Expense under Article IV.

                      (C)     Water for drinking and rest room purposes on a seven (7) day per week, twenty-four (24) hours per day basis.

                      (D)     Janitorial and cleaning services, in accordance with Exhibit E, provided that the Premises are used exclusively for office purposes and are kept reasonably in order by Tenant. If the

Premises are not used exclusively as general commercial offices (which may include a kitchenette for Tenant’s employees’ usage), Landlord, at Landlord’s sole discretion, may require that the Premises be kept clean and in order by Tenant, at Tenant’s expense, to the satisfaction of Landlord and by persons approved by Landlord; and, in all events, Tenant shall pay to Landlord the cost of removal of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage. If the Premises includes an eating and/or kitchenette area, the cleaning service provided by Landlord therein will not include food removal or any cleaning that is unique to an eating/kitchenette area.

                      (E)     Electricity for standard lighting fixtures, computers, telecommunications equipment, and other equipment and accessories customary for commercial office use on a seven (7) day per week, twenty-four (24) hours per day basisTenant shall pay Landlord for electricity consumed in the Premises an amount equal to the product of the Rentable Area of the Premises and Two and 50/100 Dollars ($2.50) per annum. The Electrical Factor shall be payable ni twelve (12) equal installments along with the monthly payment of Rent (the “Electrical Factor”).

                      (F)     Tenant’s use of electricity in the Premises shall not, at any time, exceed the capacity of any of the electrical conductors and equipment in or serving the Premises. Tenant shall not, without Landlord’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) make any alteration or addition to the electrical systems in the Premises. All additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant as Additional Rent. Except in the case of willful misconduct, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Property or for any other reason not attributable to Landlord.

                      (G)     Tenant, at Tenant’s expense, shall purchase from Landlord all light bulbs (including incandescent and fluorescent), starters and ballasts used in the Premises.

          7.02     Interruption of Services. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.01, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord’s reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant’s obligation to pay Base Rent and additional rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant; provided, that in the event any other failure to furnish, stoppage of, or interruption in furnishing any such services or utilities so that the Premises shall be rendered untenantable during business hours ( a “Failure of Services”) for a period of more than ten (10) Business Days after notice thereof shall have been given by Tenant to Landlord and Tenant shall have actually vacated its personnel from the entire Premises and ceased to conduct business therein for at least ten (10) Business Days, then Tenant shall be entitled to a day-for-day rent abatement equal to the period of time of such interference following such ten (10) Business Day Period, and if such a Failure of Services shall continue for thirty (30) consecutive Business Days, Tenant shall have the right, at its option, to terminate this Lease effective as of the last day of such thirty (30) Business Day Period subject to the terms and provisions of this lease including, without limitaton, the rent abatement provided for in this Section 7.02.

ARTICLE VIII - MAINTENANCE AND REPAIRS

          8.01     Landlord’s Obligations. Except as provided in Sections 8.02 and 8.03 below, Landlord shall maintain the Building, including all Building plumbing, electrical and mechanical systems and all Common Areas of the Property, consistent with standards of Class A office buildings in Stamford, Connecticut, throughout the Lease Term. Except as provided in Article XI, there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury or inconvenience to, or interference with, Tenant’s business or operations arising from the making of, or failure to make, any maintenance or repairs in or to any portion of the Property.

          8.02     Tenant’s Obligations. During the Lease Term, except for the Landlord’s obligations provided in Section 8.01, Tenant shall, at its sole cost and expense, maintain the Premises in good order and repair (including, without limitation, the carpet, wall-covering, interior doors, plumbing and other fixtures, equipment, alterations and improvements, located exclusively in the Premises, whether installed by Landlord or Tenant). Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Property or the Premises caused by (i) Tenant’s wrongful activities on the Property or the Premises; (ii) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (iii) the installation, use, operation or movement of Tenant’s property in or about the Property or the Premises; or (iv) any negligence or willful misconduct by Tenant or its officers, partners, employees, agents, contractors or invitees.

          8.03     Landlord’s Rights. Landlord and its contractors shall have the right, at all reasonable times and upon reasonable, advance oral or telephonic notice to Tenant at the Premises, other than in the case of any emergency in which case no notice shall be required (except Landlord shall utilize reasonable efforts to notify Tenant if practicable under the circumstances), to enter upon the Premises, to make repairs to the Premises or the Property reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs. In performing any such work, Landlord shall conceal any pipes or conduits within the walls and above the finished ceilings, and Landlord shall use reasonable efforts to minimize interference with the Tenant’s business to the extent reasonable under the circumstances, provided, however, that Landlord shall not be required to engage its contractors on an overtime basis unless Tenant pays such overtime rates. In no event (other than an emergency) shall work, repairs or activities performed in the Property by or on behalf of Landlord or in the Premises by or on behalf of Landlord as permitted hereunder prevent access to the Premises.

ARTICLE IX - ALTERATIONS, ADDITIONS AND IMPROVEMENTS

          9.01     Landlord’s Consent; Conditions. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises (“Alterations”) without the prior written consent of Landlord which consent, with respect to Alterations that do not affect the structure, HVAC system, Common Areas, or value of the Building shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord’s prior consent shall not be required for cosmetic improvements to the Premises that do not cost more than $10,000 per year in the aggregate. Landlord may impose as a condition to making any Alterations such requirements as Landlord in its reasonable discretion deems necessary or desirable as a condition to the issuance of its consent to any Alterations. Upon completion of the Alterations, at Landlord’s request Tenant shall provide Landlord with copies of as-built plans. Neither the approval by Landlord of plans and specifications relating to any Alterations nor Landlord’s supervision or monitoring of any Alterations shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant’s intended use or the proper performance of the Alterations.

          9.02     Performance of Alterations Work. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all Applicable Laws, and the requirements of Landlord’s and Tenant’s carriers of insurance on the Premises and the Property, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Property. All customary and actual out of pocket costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as Additional Rent upon demand.

          9.03     Liens. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Property free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by or for Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Property of and from any and all loss, cost, damage, liability and expense, including reasonable attorneys’ fees, arising out of or related to any such liens or notices. Tenant shall give Landlord not less then seven (7) Business Days prior written notice before commencing any Alterations in or about the Premises. During the progress of such work, Tenant shall, upon Landlord’s request, furnish Landlord with sworn contractor’s statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within thirty (30) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove, or otherwise bond over or discharge, such lien, claim or encumbrance within such thirty (30) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.07 hereof for amounts owed Landlord by Tenant shall be deemed to be Additional Rent due and payable by Tenant within thirty (30) following Landlord’s demand therefor.

          9.04     Lease Termination. Except as provided in this Section 9.04, upon expiration or earlier termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as existed on the date Tenant first occupied the Premises, (whether pursuant to this Lease or an earlier lease), reasonable wear and tear and casualty. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of the Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant’s sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Property caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the reasonable cost thereof upon demand.

ARTICLE X - INDEMNIFICATION AND INSURANCE

          10.01     Indemnification.

                        (A)      Tenant agrees to protect, indemnify, hold harmless and defend Landlord and any Mortgagee, as defined herein, and each of their respective partners, directors, officers, agents and employees, successors and assigns, (except to the extent of the losses described below are caused by the gross negligence or willful misconduct of Landlord, its partners, directors, officers, contractors, successors and assigns, agents and employees), from and against: (i) any and all loss, cost, damage, liability or expense as incurred (including but not limited to reasonable attorneys’ fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any portion of the Property by Tenant or the acts or omission of Tenant or its agents, employees, contractors, clients, invitees or subtenants except that caused by the gross negligence or willful misconduct of Landlord or its partners, directors, officers, contractors, successors and assigns, agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord’s employees or agents or damage to the Premises or any portion of the Property; and (ii) breach of Tenant’s obligations under this Lease.

                        (B)     Landlord agrees to protect, indemnify, hold harmless and defend Tenant and its partners, directors, officers, agents and employees, successors and assigns, (except to the extent that such Losses are caused by the gross negligence or willful misconduct of Tenant, its partners, directors, officers, contractors, successors and assigns, agents and employees), from and against Losses which arise out of, is occasioned by or is in any way attributable to its direct operation of the Building or the acts or omissions of Landlord except those caused by the gross negligence or willful misconduct of Tenant or its partners, directors, officers, contractors, successors and assigns, agents or employees.

          10.02     Property Insurance.

                        (A)     At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, “all-risk” property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting of pipes, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all Alterations made by or for Tenant in the Premises; and (b) Tenant’s trade fixtures, equipment and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except if this Lease is terminated following a casualty, the proceeds applicable to the Alterations made by or for Tenant in the Premises shall be paid to Landlord and the proceeds applicable to Tenant’s trade fixtures, equipment and other personal property shall be paid to Tenant.

                        (B)     At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct and actual expenses, incurred by Tenant, that are attributable to the perils insured against in Section 10.02(A).

                        (C)     Landlord shall, at all times during the Lease Term, procure and maintain property insurance of the types, and in the amounts, carried by owners of Class A office buildings in lower Fairfield County, Connecticut.

          10.03     Liability Insurance. At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least Three Million Dollars ($3,000,000) per occurrence and a general aggregate limit of at least Two Million Dollars ($2,000,000). All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds provided Landlord notifies Tenant of the names of the parties to be named as such additional insureds. Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds.

                        (B)     Landlord shall, at all times during the Lease Term, procure and maintain commercial general liability insurance of the types, and in the amounts, carried by owners of Class A office buildings in lower Fairfield County, Connecticut.

          10.04     Workers’ Compensation Insurance. At all times during the Lease Term, Tenant shall procure and maintain Workers’ Compensation Insurance in accordance with the laws of the State of Connecticut, and Employer’s Liability insurance with a limit not less than One Million Dollars ($1,000,000) Bodily Injury Each Accident; One Million Dollars ($1,000,000) Bodily Injury By Disease - Each Person; and One Million Dollars ($1,000,000) Bodily Injury to Disease - Policy Limit.

          10.05     Policy Requirements. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of Connecticut and rated not less than A-XII in Best’s Insurance Guide. A certificate of insurance (or, at Landlord’s option and request, copies of the applicable policies) evidencing the insurance required under this Article X shall be delivered to Landlord not less than five (5) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any transferee, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article X pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and Landlord as required by this Lease.

          10.06     Waiver of Recovery; Waiver of Subrogation. Each party hereby waives any right of recovery against the other for injury or loss due to hazards covered by insurance or required to be covered, to the extent of the injury or loss covered thereby. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation right endorsements to all policies and insurance carried in connection with the Premises or the contents of either of them. Landlord and Tenant hereby agree to look first to the proceeds of their respective insurance policies before proceeding against each other in connection with any claim relating to any matter covered by the Lease.

          10.07     Failure to Insure. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article X, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Tenant may not self-insure against any risks required to be covered by insurance without Landlord’s prior written consent.

ARTICLE XI - DAMAGE OR DESTRUCTION

          11.01     Casualty; Termination of Lease. (A) If any part of the Premises or Building shall be damaged by any casualty, Tenant shall give prompt written notice thereof to Landlord and Landlord use commercially reasonable efforts to repair such damage in a timely manner to a condition substantially similar to the condition existing immediately prior to any such casualty, subject, however, to Tenant’s obligations under Section 8.02. Except as provided herein, Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair to the Premises or the Building. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s personal property or any fixtures, equipment, improvements, installations or appurtenances removable by Tenant as provided in this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

                        (B)     If (i) substantial alteration or reconstruction of the Premises or the Building shall, in the opinion of Landlord be required as a result of damage by any casualty (whether or not the Premises shall have been damaged by such casualty); or (ii) such substantial alteration or reconstruction is not feasible or possible; or (iii) the insurance proceeds recovered by reason of the damage casualty are, in Landlord’s sole judgment, inadequate to complete the restoration, then this Lease may be terminated by Landlord upon notice to Tenant within one hundred eighty (180) days after the date of such damage, specifying a date, not less than thirty (30) days after the giving of such notice, for such termination. In the event of the giving of such notice of termination, this Lease shall terminate as of the date specified in such notice with the same effect as if such date were the Expiration Date, and Base Rent and Additional Rent payable hereunder shall be apportioned as of such date of termination, subject to abatement, if any, as and to the extent provided in Section 11.02.

          11.02     Partial Destruction of Premises. (A) If the Premises or access thereto are damaged by any casualty and, in Landlord’s reasonable opinion, such damage (exclusive of any Alterations made to the Premises by Tenant) can be restored to its pre-existing condition within one hundred eighty (180) days after the date of the damage, Landlord shall, upon notice from Tenant to Landlord of such damage, except as provided in Section 11.03, promptly and with due diligence repair such damage to the Premises (exclusive of any Alterations to the Premises made by Tenant, which shall be promptly repaired by Tenant at its sole expense) in accordance with this Section 11.02 and, until such repairs are completed, the Rent shall be abated from the date of damage in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises. Said abatement shall begin as of the date of the casualty and end on the date Landlord tenders possession of the Premises substantially restored and rendered tenantable for Tenant’s business operations subject, however, to the completion of the Alterations made by Tenant.

                        (B)     Landlord shall notify Tenant, within sixty (60) days after the date of damage, whether or not such repairs can, in Landlord’s reasonable opinion, be made within said one hundred eighty (180) day period (the “Landlord Notice”). If the Landlord Notice states that the repairs cannot be made within such period, then either Landlord or Tenant may terminate this Lease, as of the date of the damage or destruction, by notice given to the other (the “Termination Notice”) not later than thirty (30) days following the date on which the Landlord Notice is given by Landlord.

                        (C)     If either party fails to timely deliver the Termination Notice, then this Lease shall remain in full force and effect, the Rent shall be abated as provided in Section 11.02(A), Section 11.02(B) shall not be applicable, and Landlord shall proceed to complete the repairs in a commercially reasonable manner.

                        (D)     If Landlord does not deliver the Landlord’s Notice, or neither Landlord nor Tenant deliver a Termination Notice, and, thereafter, Landlord has not substantially restored the Premises and access thereto by the conclusion of such one hundred eighty (180) day period, then Tenant may terminate this Lease, by giving notice to Landlord not later than thirty (30) days following the expiration of such one hundred eighty (180) day period.

ARTICLE XII - CONDEMNATION

          12.01     Taking. If the entire Premises or so much of the Premises or Property as to render the Premises unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively “Condemnation”), then this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

          12.02     Award. In the event of any Condemnation, the entire award for such taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise. Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant’s relocation costs directly associated with the taking, provided such separate award does not diminish Landlord’s award. Nothing in the Lease shall preclude Tenant from claiming and collecting from the condemning authority an award for Tenant’s trade fixtures, loss of business, and moving and relocation costs pursuant to a separate action.

          12.03     Temporary Taking. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease.

ARTICLE XIII - RELOCATION

          13.01     Relocation. In the event that the Premises shall at any time consist of less than Five Thousand (5,000) rentable square feet, Landlord shall have the right, at its option, to relocate Tenant and to substitute for the Premises other space in the Building, subject, however, to the conditions set forth in this Section 13.01. Landlord’s right to relocate Tenant under this Section 13.01 shall be conditioned upon Landlord providing to Tenant, at Landlord’s sole cost and expense, (i) substitute office space within the Building containing substantially the same rentable square foot area, layout and improvements as the Premises, (ii) a moving service, (iii) reimbursement of Tenant’s expenses for telephone relocation, and (iv) reimbursement of Tenant’s expenses for reasonable quantities of stationary and other printed material to the extent that the address of the substitute premises is different than the Premises. Landlord shall provide Tenant with not less than ninety (90) days prior notice of the effective date of a relocation under this Section 13.01.

ARTICLE XIV - ASSIGNMENT AND SUBLETTING

          14.01     Restriction. Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant’s employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a “Transfer”) except in accordance with this Article XIV. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve month period, or the dissolution of the partnership, (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter) or a limited liability company, the dissolution, merger, consolidation, division, liquidation or other reorganization of Tenant, or within a twelve month period: (a) the sale or other transfer of more than an aggregate of fifty percent (50)% of the voting securities of Tenant (other than to immediate family members by reason of gift or death) or (b) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50)% of Tenant’s net assets. An assignment, subletting or other action in violation of the foregoing shall be void and, at Landlord’s option, shall constitute a material breach of this Lease.

          14.02     Notice to Landlord. If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises to any entity which is not an Affiliate, then at least thirty (30) days but not more than one hundred eighty (180) days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant’s request for Landlord’s consent:

                        (A)     A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and

                        (B)     Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord’s Consent to Sublease or Assignment and Assumption of Lease and Consent.

          14.03     Landlord’s Recapture Rights. At any time within thirty (30) after Landlord’s receipt of all (but not less than all) of the information and documents described in Section 14.02 above, Landlord may, if Tenant desires to (i) sublease all or substantially all of the Premises, (ii) sublease less than all or substantially all of the Premises for all or substantially all of the Term, or (iii) assign the Lease, at its option by written notice to Tenant, elect to: (a) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; (b) sublease the Premises from Tenant upon the same terms as those offered to the proposed subtenant; or (c) terminate the Lease with respect to the portion of the Premises affected by any proposed subletting. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described thirty (30) day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord exercises its rights under subsections (a), (b) or (c) above, then Tenant shall be released of all further liability under this Lease, with respect to the affected portion of the Premises, arising on the effective date of the assignment to, or termination by, Landlord.

          14.04     Landlord’s Consent; Standards. Landlord’s consent to a proposed assignment or subletting shall not be unreasonably withheld, conditioned or delayed; but, in addition to any other grounds for denial, Landlord’s consent shall be deemed reasonably withheld if, in Landlord’s good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Property; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease; (iv) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Property, or is negotiating with Landlord to lease space in the Property; (v) the proposed assignee or subtenant is disreputable; (vi) the transferee is a government (or agency or instrumentality thereof) or (vii) an Event of Default has occurred and is continuing on either the date on which Tenant requests consent to the proposed Transfer or the effective date of the Tranfer. Notwithstanding the foregoing, but subject to Section 14.05, Landlord shall be deemed to have consented to a sublet of all or a portion of the Premises to any of the following: T5 Advisors, Stanwich Consulting Corp. and Seabury Capital Investment.

          14.05     Additional Rent. If Landlord consents to any such assignment or subletting, one-half (1/2) of the amount by which all sums or other economic consideration actually received by Tenant in connection with such assignment or subletting for the purpose of compensating Tenant directly or indirectly for any such assignment or sublet, whether denominated as rental or otherwise (after deducting all reasonable and customary sums paid by Tenant for brokerage, advertising fees, legal, free rent concessions, and improvements to the Premises, in connection with such assignment or subletting) exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord promptly after receipt as Additional Rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

          14.06     Landlord’s Costs. If Tenant shall Transfer this Lease or all or any part of the Premises or shall request the consent of Landlord to any Transfer, Tenant shall pay to Landlord as Additional Rent Landlord’s costs related thereto, including Landlord’s reasonable attorneys’ fees.

          14.07     Continuing Liability of Tenant. Notwithstanding any Transfer, including an assignment or sublease to an affiliate, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the Transfer had not occurred; provided, however, that any act or omission of any transferee, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

          14.08     Non-Waiver. The consent by Landlord to any Transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article XIV, to any further Transfer. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord’s rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease. If Tenant shall default under this Lease and fail to cure within the time permitted, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.

ARTICLE XV - DEFAULT AND REMEDIES

          15.01     Events of Default By Tenant. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant (individually, and collectively, an “Event of Default”):

                        (A)     The failure by Tenant to pay Base Rent, Additional Rent, or make any other payment required to be made by Tenant hereunder for a period of five (5) days following receipt by Tenant of written notice that any such payment(s) shall be due.

                        (B)     The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant for sixty (60) consecutive days (with or without the payment of Rent).

                        (C)     The making by Tenant of any assignment of this Lease or any sublease of all or part of the Premises, except as expressly permitted under Article XIV of this Lease.

                        (D)     The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 15.01(A), 15.01(B) or 15.01 (C) above, if such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant.

                        (E)     The making by Tenant or its Guarantor of any general assignment for the benefit of creditors, the filing by or against Tenant or its Guarantor of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant or its Guarantor the same is dismissed within sixty (60) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets at the Premises or Tenant’s interest in this Lease or the Premises, when possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other seizure of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease or the Premises, if such seizure is not discharged within sixty (60) days.

          15.02     Landlord’s Right to Terminate Upon Tenant Default. Upon the occurrence of an Event of Default, Landlord shall have the right with notice to Tenant to elect to either terminate this Lease or to terminate Tenant’s right to possession of the Premises without terminating this Lease.

          15.03.    Landlord’s Remedies. (A) In the event that this Lease is terminated, and whether or not the Premises be relet, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent or otherwise, but such monies shall be credited by Landlord against any Rent due at the time of such termination, or at Landlord’s option, against any damages payable by Tenant, and Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord the following:

                        (i)  All Rent to the date upon which this Lease and the Term shall have terminated, and

                        (ii)  All expenses reasonably incurred by Landlord in recovering possession of the Premises (including summary proceedings), restoring the Premises to good order and condition, maintaining the Premises in good order and condition while vacant, altering or otherwise preparing the same for reletting, and in reletting the Premises (including brokerage commissions and legal expenses), the same to be paid by Tenant to Landlord on demand, and

                        (iii)  The amount by which the Rent which, but for the termination of this Lease, would have been payable under this Lease from the date of termination to the Expiration Date exceeds the rental and other income, if any, collected by Landlord in respect of the Premises, or any part thereof, said amount to be due and payable by Tenant to Landlord on the dates on which the Rent reserved in this Lease would have become due and payable for the period which otherwise would have constituted the unexpired portion of the Term (that is to say, upon each of such dates Tenant shall pay to Landlord the amount of deficiency then existing).

                        (B)     Whether or not Landlord shall have collected any monthly deficiencies under Section 15.03(A), Landlord shall be entitled to recover from Tenant on demand, as and for liquidated damages, a lump sum payment equal to the amount by which the Base Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry and thereafter increasing by five (5%) percent per annum) exceeds the then fair rental value of the Premises for the same period both discounted to present value at a rate equal to then applicable rate of U.S. Treasury securities having a term that is closest to the unexpired

Term of this Lease to present value. If the Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater or less than the amount of liquidated damages referred to above.

                        (C)     In no event shall Tenant be entitled to receive any excess of the rents and other income collected by Landlord in respect of the Premises over the sums payable by Tenant to Landlord hereunder. In no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 15.02 to a credit in respect of any such rents and other income, except to the extent that such rents and other income is allocable to the portion of the Term in respect of which such suit is brought and is actually received by Landlord prior to the entry of judgment in such suit.

                        (D)     Separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to Landlord under this Section 15.03, without waiting until the end of the Term and without prejudice to Landlord’s right to collect damages thereafter.

TENANT, FOR ITSELF AND ALL PERSONS CLAIMING THROUGH OR UNDER IT, HEREBY ACKNOWLEDGES THAT THIS LEASE CONSTITUTES A COMMERCIAL TRANSACTION AS SUCH TERM IS USED AND DEFINED IN SECTION 52-278 OF THE CONNECTICUT GENERAL STATUTES, AND HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON LESSEE BY SAID STATUTORY PROVISION TO ANY NOTICE OR HEARING PRIOR TO A PREJUDGMENT REMEDY.

          15.04     Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant’s part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon, at the Interest Rate from the date that such payment is due, shall be payable to Landlord as Additional Rent upon demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

          15.05     Non-Waiver. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

          15.06     Cumulative Remedies. The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

ARTICLE XVI - ATTORNEYS’ FEES; COSTS OF SUIT

          16.01     Attorneys Fees. If Landlord shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, Landlord shall be entitled to recover from Tenant, in addition to any other relief, its actual reasonable attorneys’ fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys’ fees.

ARTICLE XVII - SUBORDINATION AND ATTORNMENT

          17.01     Subordination. This Lease, and the rights of Tenant hereunder, are and shall be subject and subordinate to the interest of (i) all present and future ground leases and master leases of all or any part of the Property; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Property; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv)

all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust ( any such ground lessor, mortgagee or beneficiary is hereinafter referred to as a “Mortgagee”) shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust (or subject and subordinate to such ground lease, master lease, mortgage or deed of trust but superior to any junior mortgage or junior deed of trust). Tenant shall execute, acknowledge and deliver instruments reasonably requested by Landlord or any such Mortgagee to effect the purposes of this Section 17.01. Such instruments may contain, among other things, provisions to the effect that such Mortgagee (hereafter, for the purposes of this Section 17.01, a “Successor Landlord”) shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord’s succession to Landlord’s interest under this Lease; (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord’s succession to Landlord’s interest under this Lease; (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default; (v) not be bound by any Base Rent or Additional Rent which Tenant might have paid for more than the current month to Landlord; (vi) not be bound by any amendment or modification of the Lease or any cancellation or surrender of the same made without Successor Landlord’s prior written consent; (vii) not be bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Successor Landlord succeeded to Landlord’s interest and (viii) not be bound by any obligation under the Lease to perform any work or to make any improvements to the Premises. Any obligations of any Successor Landlord under its respective lease shall be non-recourse as to any assets of such Successor Landlord other than its interest in the Property.

          17.02     Attornment. If the interests of Landlord under the Lease shall be transferred to any superior Mortgagee or other purchaser or person taking title to the Property (or party thereof) by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, Tenant shall be bound to such Successor Landlord under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Successor Landlord were the landlord under the Lease, and Tenant shall attorn to and recognize as Tenant’s landlord under this Lease such Successor Landlord, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments upon Successor Landlord’s succeeding to the interest of Landlord under the Lease. Tenant shall execute documents reasonably requested by any such Successor Landlord to evidence the attornment described in this Section 17.02.

          17.03     Mortgagee Protection. Tenant further agrees that if Landlord shall have failed to cure any default by Landlord within twenty (20) days after Landlord receives written notice of any such default from Tenant (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Mortgagee has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Mortgagee to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord’s default.

ARTICLE XVIII - QUIET ENJOYMENT

          18.01     Provided that no Event of Default has occurred and is continuing hereunder, Tenant shall have, hold and peaceably enjoy the Premises during the Lease Term free of claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.

ARTICLE XIX - RULES AND REGULATIONS

          19.01     The Rules and Regulations attached hereto as Exhibit F are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or the Property. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Property.

ARTICLE XX - ESTOPPEL CERTIFICATES

          20.01     Tenant agrees at any time and from time to time upon not less than ten (10) day’s prior written notice from Landlord to execute, acknowledge and deliver to Landlord a customary form of a stopped certificate in writing addressed and certifying to Landlord, to any current or prospective Mortgagee or any assignee thereof, to any prospective purchaser of the land, improvements or both comprising the Property, and to any other party designated by Landlord.

          20.02     Tenant’s failure to deliver the foregoing within the time required shall constitute an Event of Default.

ARTICLE XXI - ENTRY BY LANDLORD

          21.01     Landlord may enter the Premises at all reasonable times and, except in the case of an emergency, upon reasonable prior notice and during Business Hours, to: inspect the same; exhibit the same to prospective purchasers, Mortgagees or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Property or the Premises; provided, however, that all such work shall be done in accordance with the terms of this Lease, as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry so long as such entry is in accordance with this Section 21.01. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and any other areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem reasonably proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such reasonable means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant’s duties under this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, if Tenant is not present in the Premises or in the case of an emergency, the cost of such entry shall by payable by Tenant to Landlord as Additional Rent.

ARTICLE XXII

LANDLORD’S LEASE UNDERTAKINGS-EXCULPATION FROM PERSONAL LIABILITY;
TRANSFER OF LANDLORD’S INTEREST

          22.01     Landlord’s Lease Undertakings. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the “Lease Documents”), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any agreement contained in this Lease or otherwise arising out of Tenant’s use of the Premises or the Property (collectively, “Landlord’s Lease Undertakings”) shall extend only to Landlord’s interest in Property or the proceeds resulting from the transfer of such interest in the; and (b) no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its property manager, or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

          22.02     Transfer of Landlord’s Interest. In the event of any transfer of Landlord’s interest in the Property, Landlord shall after such transfer be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord to thereafter be performed, provided any Security Deposit or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes, subject to the limitations of this Section 22.02, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Section 22.02, be binding on Landlord, its successors and assigns, only during their respective periods of ownership.

ARTICLE XXIII - HOLDOVER TENANCY

          23.01     If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to one hundred fifty percent (150%) of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. In the event that such holdover exceeds thirty (30) days, Tenant, in addition to the foregoing holdover payments, hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys’ fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession which obligations shall survive the expiration or termination of the Lease Term.

ARTICLE XXIV - NOTICES

          24.01     All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served by personal delivery, or by mailing the same by certified mail return receipt requested, or by recognized overnight delivery service postage prepaid, addressed to Landlord at the Landlord’s Address for Notices and to Tenant at the Tenant’s Address for Notices, or, from and after the Commencement Date, to Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been given (i) at the time of receipt, in the case of personal delivery, (ii) on the earlier of first refusal by the recipient or three (3) days following the posting date in the case of certified mail, or (iii) the next business day following deposit with an overnight delivery service as evidenced by a delivery confirmation.

ARTICLE XXV - BROKERS

          25.01     The parties recognize as the broker(s) who procured this Lease the Broker(s) specified in Section 1.17 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor. If Landlord or Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Property, then Landlord (or Tenant as the case may be) shall be solely responsible for the payment of any fee due said person or firm and each party shall protect, indemnify, hold harmless and defend the other party from any liability in respect thereto.

ARTICLE XXVI - MISCELLANEOUS

          26.01     Entire Agreement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

          26.02     Amendments. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by Landlord.

          26.03     Successors. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

          26.04     Force Majeure. Neither party shall incur liability to the other with respect to, and shall not be responsible for any failure to perform, any of such party’s obligations hereunder if such failure is caused by any reason beyond the control of the non-performing party including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for the non-performing party to perform any of its obligations shall be extended by the amount of time such non-performing party is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

          26.05     Survival of Obligations. The obligations of Landlord and Tenant accruing prior to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and Landlord and

Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

          26.06     Light and Air. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

          26.07     Signage. Tenant shall be entitled, at Landlord’s expense, to include its name in the Tenant Directory located in the Building lobby. Any changes made to the initial name in the Directory shall be at Tenant’s expense. Tenant may, at its expense, place a sign containing Tenant’s name on the exterior door to the Premises, provided that such sign is reasonably consistent with standards imposed by Landlord.

          26.08     Severability. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

          26.09     Captions. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

          26.10     Interpretation. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

          26.11     Counterparts. This Lease may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

          26.12     Number and Gender. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

          26.13     Time is of the Essence. TIME IS OF THE ESSENCE of this Lease and the performance of all obligations hereunder.

          26.14     Joint and Several Liability. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant’s obligations hereunder.

          26.15     Exhibits. The Exhibits attached hereto are incorporated into this Lease by reference and made a part hereof.

          26.16     Offer to Lease. The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord.

          26.17     No Counterclaim; Jurisdiction. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any non-mandatory counterclaim of whatever nature or description in any such proceeding. In addition, Tenant hereby submits to local jurisdiction in the State of Connecticut Fairfield County and agrees that any action by Tenant against Landlord shall be instituted in the State of Connecticut Fairfield County and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of Connecticut Fairfield County.

          26.18     Rights Reserved by Landlord. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (i) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or reasonably approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises and, notwithstanding the provisions of Article IX; (iv) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (v) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease and to the extent Tenant is required to use such exclusive service(s), such service(s) shall be competitively priced for comparable services; (vi) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant’s employees; (vii) to prohibit the placement of video or other electronic games in the Premises; (viii) have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on to close the Building after Business Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord reasonably prescribes for security purposes; (ix) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; (x) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (xi) to retain at all times master keys or pass keys to the Premises.

          28.19     Governing Law; Jurisdiction. This Lease shall be governed by, and construed in accordance with, the laws of the State of Connecticut without giving effect to conflicts of laws principles. All disputes arising under this Lease shall be submitted to the exclusive jurisdiction of the appropriate state and federal courts located in the State of Connecticut.

          28.20     Access. Tenant shall have access and use of the Premises twenty-four (24) hours per day, seven (7) days per week, at no extra charge.

          28.21     Moving Procedures and Instructions. Tenant shall comply, and shall cause its moving contractors to comply with, the Moving Procedures and Instructions to Moving Contractors, attached hereto as Exhibit H.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first above written.

LANDLORD:

ANTARES STAMFORD LANDING LP

By:

Name:
Title:

TENANT:

GREEN EARTH TECHNOLOGIES, INC.

By:

Name:
Title:

STATE OF CONNECTICUT	)
	)	ss.:	Stamford
COUNTY OF FAIRFIELD	)

                    On this the ____ day of ___________, 2007, before me, the undersigned officer, personally appeared ___________________________, who acknowledged himself/herself to be the____________ ______________ of ANTARES STAMFORD LANDING LP, a Delaware limited partnership, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his/her free act and deed individually and as such officer, and the free act and deed of the limited liability company.

                    IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public
My Commission Expires:

STATE OF _____________________	)
	)	ss.:
COUNTY OF __________________	)

                    On this the ____ day of ____________, 2007, before me, the undersigned officer, personally appeared ________________________, who acknowledged himself/herself to be the __________________ of GREEN EARTH TECHNOLOGIES, INC, a ____________________, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his/her free act and deed individually and as such officer, and the free act and deed of the ___________________________.

                    IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public
My Commission Expires:

EXHIBIT A

THE PROPERTY

EXHIBIT B

FLOOR PLAN OF PREMISES

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

LANDLORD’S WORK

Landlord shall paint and carpet the Premises prior to the Commencement Date using building standard colors and materials.

EXHIBIT E

CLEANING SPECIFICATIONS

1.	General

	-	All flooring swept nightly.
	-	All carpeted areas and rugs vacuum-cleaned daily.
	-	All private stairs swept nightly.
	-	Wastepaper baskets, ashtrays, receptacles, etc. emptied and cleaned nightly.
	-	Cigarette urns cleaned nightly and sand or water replaced when necessary.
	-	All furniture tops and window sills dusted nightly.
	-	All baseboards and trim dusted nightly.
	-	All water fountains washed clean nightly.
	-	Slop sink rooms cleaned nightly.

2.	Lavatories

	-	All flooring swept and washed nightly.
	-	All mirrors, powder shelves, brightwork, etc., including flushometers, piping and toilet seat hinges washed and polished nightly.
	-	All basins, bowls, urinals and toilet seats (both sides) washed nightly.
	-	Paper towel, toilet paper and sanitary disposal receptacles emptied, refilled and cleaned nightly.

3.	High Dusting - Office Area

Do all high dusting approximately four (4) times a year, including the following:

	-	Dust all pictures, frames, charts, graphs and panel wall hangings not reached in nightly cleaning.
	-	Dust all vertical surfaces such as walls, partitions, ventilating louvers and other surfaces not reached in nightly cleaning.
	-	Dust all overhead pipes, sprinklers, etc.
	-	Dust all venetian blinds and window frames quarterly.

4.	Periodic Cleaning - Office Area

	-	Wipe clean all interior metal as necessary.
	-	Dust all door louvers and other ventilating louvers within reach weekly.

5.	Periodic Cleaning – Lavatories

	-	Machine scrub flooring when necessary.
	-	Wash all partitions, tile walls, and enamel surfaces monthly with proper disinfectant when necessary. Dust exterior of lighting fixtures monthly. High dust monthly.

6.	Periodic Cleaning – Windows

Interior and exterior of windows of the Premises when necessary, but not more than semiannually.

EXHIBIT F

RULES AND REGULATIONS

          1.      The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

          2.      No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

          3.      No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

          4.      The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels or other articles be placed on any window sills.

          5.      No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

          6.      The water and wash closets and other plumbing fixtures shall not be used for any other purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, materials, chemical or substance in or about the premises demised to such tenant.

          7.      No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

          8.     No bicycles, vehicles or animals of any kind, except assistance animals shall be brought into or kept in or about the premises demised to any tenant. No cooking, except for microwave cooking, shall be done or permitted in the Building by any tenant without the approval of the Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

          9.      No space in the Building shall be used for manufacturing, for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction, without the prior consent of Landlord.

          10.      No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing or in any other way. Nothing shall be thrown out of any doors or window.

          11.      No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

          12.      All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant’s lease.

          13.      No tenant or occupant shall purchase spring water, ice, food, beverage, lighting maintenance, cleaning towels or other like service, from any company or person not approved by Landlord. No vending machines of any description shall be installed, maintained or operated upon the premises demised to any tenant without the prior consent of Landlord.

          14.      Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

          15.      Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 8:00 a.m. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

          16.      Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed. Corridor doors, when not in use, shall be kept closed.

          17.      Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

          18.      No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

          19.      The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord.

2

          20.      Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

          21.      There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

          22.      If the Premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

          23.      No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

          24.      No tenant shall clean any window in the Building from the outside.

          25.      No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

          26.      Landlord shall provide and maintain an alphabetical directory board in the first floor (main lobby) of the Building and no other directory shall be permitted without the prior consent of Landlord. Each tenant shall be allowed one line on such board unless otherwise agreed to in writing.

          27.      With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building.

          28.      Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

          29.      Landlord shall not permit entrance to the premises of tenants by use of pass keys controlled by Landlord, to any person at any time without written permission from such tenant, except employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

3

          30.      Each tenant and all of tenant’s employees and invitees shall observe and comply with the driving and parking signs and markers on the Land surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

          31.      Without Landlord’s prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants.

          32.      Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord. No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

          33.      No tenant shall employ any persons other than the janitor or Landlord for the purpose of cleaning its premises without the prior consent of Landlord. No tenant shall cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating of carpets or rugs or moving of furniture or other special services. Janitor services shall be furnished Mondays through Fridays, legal holidays excepted; janitor service will not be furnished to areas which are occupied after 9:30 P.M. window cleaning shall be done only by Landlord, and only between 6:00 A.M. and 8:00 P.M.

          34.      Tenant shall not permit smoking of any type of tobacco product (e.g. cigarettes, cigars, pipes, etc.) in or about the Premises or Building by any of its employees, servants, agents, representatives, visitors, customers, licensees, invitees, guests, contractors, or any person whomsoever, and, upon Landlord’s request, shall post in a conspicuous place or places in or about the Premises, “No Smoking” signs or placards. Tenant acknowledges that the Premises and Building are non-smoking facilities.

4

EXHIBIT G

INTENTIONALLY OMITTED

EXHIBIT H

MOVING PROCEDURES AND
INSTRUCTIONS TO MOVING CONTRACTORS

MOVING PROCEDURES:

MOVE IN/OUT GENERAL

1.

At least seven days prior to any move, the representative(s) responsible for coordinating your move should notify the Building Manager in writing. Shortly thereafter, the Building Manager will contact your representative to schedule a meeting to further discuss details and procedures. A representative from the moving company must be present at this meeting.

2.	The following should be discussed in the meeting:
	▪	Instructions to moving contractors which are listed below
	▪	Elevator requirements and scheduling
	▪	Loading dock arrangements
	▪	Date and time of move
	▪	Scheduling of Building Representative
	▪	Insurance Certificates
	▪	Route used by movers
	▪	Floor and elevator coverings
	▪	Extra security coverage as per the tenants request

3.	All moves (furniture, equipment etc.) will be performed during non-business hours; after 8:00 a.m. on weekends or after 6:00 p.m. on weekdays.

4.

Prior to your move, we must receive a “Certificate of Insurance” from your mover, evidencing that proper coverage is in effect in accordance with the insurance requirements of your lease. The Landlord and its Building Manager shall be named as additional insureds.

5.

The loading dock and elevators are available for your use during your move. Please contact the Building Manager’s office to schedule these as soon as possible. Only the elevator(s) assigned for this move shall be used. No moving of any kind shall take place on any other elevator.

6.	Prior to your move, the route which your movers will follow must be reviewed with your representative, the mover and the Building Manager.

7.	Premises must be clean and in good condition and repair. All of your property and equipment must be moved or it will be considered abandoned and discarded at the tenant’s expense.

8.	A pre-move and post-move inspection will be conducted by your representative and the Building Manager to ensure that no damage to tenant or Owner property has occurred.

MOVE IN PROCEDURES

1.	During the pre-move in meeting, you will be issued two mail box keys. Additional keys can be supplied at the tenant’s expense.

2.	Full floor tenants may wish to leave the lavatories unlocked for their convenience.

3.	During the pre-move in meeting, you will be issued building and parking card keys. Additional keys may be issued subject to Landlord’s approval and payment for the card key at the prevailing rate.

MOVE OUT PROCEDURES

In accordance with the terms and conditions of your Lease Agreement, we require that the following items accompanied by a transmittal or letter identifying the contents, be returned to the Building Manager prior to, or on your last business day:

1.	All Key Cards.

2.	Properly labeled keys to office entrance doors, plus all other lockable doors within your premises.

3.	Properly labeled keys to Men’s and Women’s toilet rooms (if applicable).

4.	Properly labeled keys to assigned mail box on 1st level of North Tower.

Prior to, or within one day following your move, please arrange for the removal of any signs, logos, etc. which identify your premises. Care should be exercised as you are responsible for restoring the door and walls to their original condition.

OWNER REPRESENTATION

During each move in/out, a representative of the building must be on site to oversee the move. The cost for this service is the responsibility of the tenant (see Landlord for Service Rates and costs).

INSTRUCTIONS TO MOVING CONTRACTORS:

1.	The directions of the Landlord and/or his managing agent will be followed at all times.

2.

No furniture and/or materials will be moved in or out of the building from 7:00 a.m. to 6:00 p.m., Monday through Friday or before 8:00 a.m. on weekends unless approved by the Landlord and/or his managing agent.

3.

The moving contractor must submit, not later than two weeks prior to the move, a written schedule which indicates the date and time the move will commence and also the same for the completion of the move.

4.	All routes over finished floors, including elevator walls and floors, will be protected with masonite or equivalent, which is to be picked up at the close of work each day.

5.	Appropriate warning signs are to be posted in all public corridors and lobbies used.

6.	Temporary staging of furniture and equipment in public areas is not permitted.

2

7.	All areas traveled are to be broom cleaned at the close of each day. Elevators are to be swept and debris carried from the car, NOT across the door opening.

8.	Workmen should use the toilet facilities provided by the Landlord.

9.	The load limit of 3,500 pounds in the elevator is NOT to be exceeded.

10.	No more than two trailers will be allowed at the loading dock at any time.

11.	Only non-marring rubber wheeled dollies and carts, in good operating condition, may be used. Excess oil and grease must be removed from wheels to prevent staining flooring.

12.	Reasonable care must be taken at all times to avoid any personal injury or property damage.

13.	All packing and crating materials must be removed by the moving contractor at the end of each day, and NOT be left to accumulate overnight (fire hazard).

14.

Prior to our move date, the route which your movers will follow to your new premises must be reviewed with your representative, mover and our Building Manager. Contact our Building Manager at 978-1053.

15.	The loading dock and elevators are available for your use during your move on a reserved basis. Please contact this office to make your reservations as soon as possible.

16.

The moving contractors must utilize labor that will work in harmony with other labor in the building. In addition, Landlord’s office should receive, not later than two weeks prior to move, insurance certificates evidencing the following minimum coverage:

Workmen’s Compensation Insurance – Statutory Limit
Comprehensive Public Liability:
Property Damage Coverage	Minimum $50,000.00

General Liability:	$2,000.000

Bodily Injury or Death:
One person – Minimum	$250,000.00
More than one person	Minimum $500,000.00

Automobile Liability:
Any Auto – Minimum	$1,000.000

All certificates are to stipulate that 30 days prior notice of cancellation will be given to the Tenant and to Landlord. Landlord and the Building Manager shall be named as “additional insureds.”

3